PROSPECTUS and				PRICING SUPPLEMENT NO. 1
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated October 19, 2000			Dated 1 November 2000
CUSIP: 24422EMS5				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $3,450,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				6 November 2000

Maturity Date:					6 May 2002

Principal Amount:					$250,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 7 Basis Points

Initial Interest Determination Date:	2 November 2000

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 6th
                                          Feb, May, Aug, Nov
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 6th
                                          Feb, May, Aug, Nov
							(or next business day)

Redemption Provisions:				None

Salomon Smith Barney has purchased
the Senior Notes as principal at a
price of 99.9827% of the aggregate
principal amount of the Senior
Notes.


Salomon Smith Barney